U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2019 (October 25, 2019)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 1.01	Entry into a Material Definitive Agreement

On October 25, 2019, iBio, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as the sole underwriter (the “Underwriter”), relating to the issuance and sale of (i) 2,450,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) 4,510 shares (the “Series C Preferred Shares”) of the Company’s newly designated Series C Convertible Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), (iii) 25,000,000 Series A warrants (the “Series A Warrants”) to purchase shares of the Company’s Common Stock and (iv) 25,000,000 Series B warrants (the “Series B Warrants”) to purchase shares of the Company’s Common Stock.

Each Share of Common Stock is being sold together with two warrants, one Series A Warrant with an expiry date on the second anniversary of the original issuance date, to purchase one share of Common Stock and one Series B Warrant with an expiry date on the seventh anniversary of the original issuance date, to purchase one share of Common Stock. In addition, each of Series C Preferred Share is being sold together with Series A Warrants to purchase one share of Common Stock for each share of Common Stock issuable upon conversion of the Series C Preferred Share and Series B Warrants to purchase one share of Common Stock for each share of Common Stock issuable upon conversion of the Series C Preferred Share (the Series A Warrants and Series B Warrants are referred to in this Current Report on Form 8-K as “Warrants”).

The Shares of Common Stock and accompanying Warrants were sold at a combined public offering price of $0.20 and the Series C Preferred Share and accompanying Warrants were sold at a combined public offering price of $1,000.

The Series C Preferred Stock is convertible into shares of Common Stock at a price of $0.20 per share. The conversion price is subject to adjustment if, at any time while the Series C Preferred Shares are outstanding, we issue any shares of Common Stock or options, warrants or other securities exercisable for or convertible into Common Stock at a price per share less than the conversion price in effect at such time, as further described in the certificate of designation of preferences, rights and limitation of the Series C Preferred Stock (the “Series C Certificate of Designation”). In such case the conversion price will be adjusted to the higher of the price per share in such subsequent issuance or $0.05. We expect to file with the Secretary of State of the State of Delaware on or about October 28, 2019, the Series C Certificate of Designation, authorizing 4,510 shares of Series C Preferred Shares. Subject to limited exceptions, a holder of Series C Preferred Shares will not have the right to exercise any portion of its Series C Preferred Stock if such holder, together with its affiliates, would beneficially own over 4.99% (or, upon election by a holder prior to the issuance of any Series C Preferred Shares, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon prior notice to us, such holder may increase such limitation, provided that in no event will the limitation exceed 9.99% and any such increase will not be effective until the 61st day after such notice is delivered to the Company.

The Warrants have an initial exercise price per share equal to $0.22 per share (representing 110% of the public offering price). The Warrants will be immediately exercisable. The Series B Warrants expire on the seventh anniversary of the original issuance date and the Series A Warrants expire on the second anniversary of the original issuance date. The Warrants contain price protection for certain issuances of Common Stock or Common Stock equivalents below the initial exercise price. If the Company issues or sells shares of its Common Stock, rights to purchase shares of its Common Stock, or securities convertible into shares of its Common Stock for a price per share that is less than the exercise price then in effect, the exercise price of the Warrants will be decreased to equal such lesser price. The adjustments do not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. If there is a registration statement that covers the resale of the shares underlying the Series A Warrants and other conditions are satisfied, the Company has the option to “call” for the cancellation of any or all of the Series A Warrants, from time to time, by giving a call notice to the holder only after any 5-consecutive trading day period during which the daily VWAP of the Common Stock is not less than $0.40 and the daily dollar trading volume of our Common Stock equals or exceeds $50,000 on each day of such 5-consecutive trading day period. The Warrants are being issued separately from the Common Stock and Series C Preferred Shares and may be transferred separately immediately thereafter. A holder (together with its affiliates) may not exercise any portion of its Warrants to the extent that the holder would own more than 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants to a maximum of 9.99%.

Pursuant to the Underwriting Agreement, subject to certain exceptions, (i) the Company agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending ninety (90) days after the date of the Underwriting Agreement and (ii) the Company’s officers, directors and certain key shareholders agreed not to sell or otherwise dispose of any of Common Stock held by each of them for a period ending ninety (90) days after the date of the Underwriting Agreement, in each case, without first obtaining the written consent of the Underwriter.

Certain investors who purchase a minimum of $50,000 of securities in the offering entered into leak-out agreements (the “Leak-Out Agreements”) with the Company. The Leak-Out Agreements are effective beginning as of such time of both the public announcement of the final pricing of the offering (the “Pricing Date”) and the Company or the Underwriter notifying each purchaser that each purchaser of $50,000 or more of securities offered in this Offering has executed a Leak-Out Agreement (the “Effective Time”) and ending on the earlier of 35 days after the Pricing Date and the date at which 25 million shares of the Company’s Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof) having traded since the Effective Time (the “Restricted Period”). If an investor party to a Leak-Out Agreement decides to sell any shares of the Company’s Common Stock or shares of Common Stock underlying any convertible securities or options held by the investor as of the date of the Leak-Out Agreement or any shares of Common Stock of the Company issuable upon exercise of the Series C Preferred Shares or Warrants, such investor may only be permitted to sell such securities in such amount as shall equal up to such investor’s pro rata share of 35% in the aggregate of the cumulative percentage of composite trading volume of Common Stock for such date (including pre-market volume on such date) as reported by Bloomberg, LP on any given trading day, provided that this restriction will not apply on any day on which the price of the Company’s Common Stock trades by 300% over the public offering price for the Shares of Common Stock in the offering. These restrictions do not apply to any actual “long” sales of shares of Common Stock purchased in open market transactions by the investor or its trading affiliates during the Restricted Period.

The Company has granted a forty-five (45)-day option to the Underwriter to purchase up to 3,750,000 additional shares of Common Stock (“Option Shares”) and/or 3,750,000 additional Series A Warrants and/or 3,750,000 Series B Warrants (together with the Option Shares, the “Additional Securities”). The over-allotment option may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Additional Securities.

The Company will pay the Underwriter a discount of (i) 7% to the public offering price with respect to the Shares and accompanying Warrants and Series C Preferred Shares and accompanying Warrants purchased in the offering by investors who do not have a pre-existing relationship with the Company, and (ii) 3.5% to the public offering price with respect to the Shares and accompanying Warrants and Series C Preferred Shares and accompanying Warrants purchased in the offering by certain investors who have a pre-existing relationship with the Company.

As additional compensation, the Company has agreed to issue to the Underwriter or its designees, at the closing of the offering and any exercise of the Underwriter’s over-allotment option, as applicable, shares of Common Stock equal to 2% of the aggregate Shares, shares of Common Stock issuable upon conversion of the Series C Preferred Shares and any Option Shares. Except as provided in Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(2), such shares issued or issuable to the Underwriter are deemed underwriting compensation by FINRA and cannot be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such shares by any person for a period of 180 days immediately following the date of the Underwriting Agreement, pursuant to FINRA Rule 5110(g)(1).

For a period of twelve months immediately following the closing of the offering, the Company has granted the Underwriter a right of first refusal to act as a lead managing underwriter or book runner, or as a lead placement agent, for any future equity, equity-linked or debt (excluding commercial bank debt) offerings of the Company, or any successor to or any subsidiary of the Company (each a “Subject Transaction”), on competitive compensation terms, provided, however that during the first six months of the right of first refusal period, the Company may engage a second entity to act as a secondary underwriter or placement agent whose service in such position is junior to the Underwriter and whose engagement in such position must be on commercially reasonable terms acceptable to the Underwriter. Any time after the date that is six months following the closing of the offering, the Company may elect to exclude any Subject Transaction from the right of first refusal provided that the Company will be required to pay the Underwriter 3% of the gross proceeds from any excluded transaction completed during the remainder of the right of first refusal period.

The net proceeds to the Company from the sale of the Shares, Series C Preferred Shares, and Warrants is expected to be approximately $4.47 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriter of the over-allotment option, or approximately $5.16 million if the Underwriter’s over-allotment option to purchase additional shares of Common Stock and/or Warrants is exercised in full.

The offering is expected to close on or about October 29, 2019, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Shares, the Series C Preferred Shares, Warrants, and the Option Securities (if any) are being offered and sold pursuant to a Registration Statement on Form S-1, as amended (File No. 333-233504), which was declared effective by the Securities and Exchange Commission on October 24, 2019.

The foregoing descriptions of the terms of the Underwriting Agreement, Series C Certificate of Designation, form of Series A Warrant, form of Series B Warrant and form of Leak-Out Agreement, do not purport to be complete and are subject to, and qualified in their entirety by reference to, such instruments and agreements, which are filed herewith as Exhibit 1.1, Exhibit 3.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 25, 2019, by and between iBio, Inc. and A.G.P./Alliance Global Partners *

3.1	Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of iBio, Inc.*

4.1	Form of Series A Warrant to Purchase Common Stock*

4.2	Form of Series B Warrant to Purchase Common Stock*

5.1	Opinion of Andrew Abramowitz, PLLC*

10.1	Form of Leak-Out Agreement*

23.1	Consent of Andrew Abramowitz, PLLC (included in Opinion of Andrew Abramowitz, PLLC filed as Exhibit 5.1)*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: October 28, 2019	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO